                                                                 Exhibit 23(c)


                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 28, 1995, included in or made a part of Amendment No. 1 of Registration Statement File No. 33-65337.


                                             /s/ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 23, 1996